CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-237965 and 333-271503) of United States Steel Corporation of our report dated June 28, 2024 relating to the financial statements and supplemental schedule of United States Steel Corporation Savings Fund Plan for Salaried Employees which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June 28, 2024
PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 301 Grant Street, Pittsburgh, PA 15219
T: (412) 355-6000, www.pwc.com/us